UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 25, 2022

Arcosa, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware		001-38494	82-5339416
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Akard Street, Suite 400
Dallas,	Texas		75201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (972) 942-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	ACA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On April 25, 2022, Arcosa, Inc., a Delaware corporation (“Arcosa”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Triarc Tanks Bidco, LLC, a Delaware limited liability company (“Buyer”), an affiliate of BDCM Opportunity Fund V, L.P. (the “Sponsor”), pursuant to which Buyer agreed to acquire from Arcosa all of the issued and outstanding limited liability company interests of Arcosa Tank, LLC, a Delaware limited liability company and subsidiary of Arcosa (the “Company”), for a cash purchase price of approximately $275 million, subject to the adjustments set forth therein (the “Transaction”). The Company and the Asset Sellers (as defined below) are engaged in the business of manufacturing, distributing, selling, reselling, reconditioning and repairing certain steel vessels, tanks and cylinders for, among others, the storage and transportation of gases and liquids (the “Business”).
Prior to the closing of the Transaction, Arcosa is required to effect a restructuring whereby its subsidiaries OFE, S. de R.L. de C.V., a Mexico S. de R.L. de C.V. (“OFE” ), and Arcosa Industries de Mexico, S. de R.L. de C.V., a Mexico S. de R.L. de C.V. (“Arcosa Mexico” and, together with OFE, the “Asset Sellers”) will transfer certain assets used in the Business to a subsidiary of the Company, and Arcosa Mexico and Servicios Corporativos Tatsa, S. de R.L. de C.V., a Mexico S. de R.L. de C.V., will transfer their respective equity interests in Asistencia Profesional Corporativa, S. de R.L. de C.V., a Mexico S. de R.L. de C.V., to certain subsidiaries of the Company (collectively, the “Restructuring”).
The Purchase Agreement includes customary representations, warranties and covenants. The closing of the Transaction is subject to customary closing conditions, including, among others, (i) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (ii) the receipt of the authorization of the Transaction by the Mexican Competition Law (Ley Federal de Competencia Económica), (iii) the completion of the Restructuring, (iv) the absence of legal restraints preventing the consummation of the Transaction, and (v) the receipt of certain permits by a subsidiary of the Company. In connection with the Transaction, Buyer received a commitment from an insurer to bind a representations and warranties insurance policy issued in the name of Buyer.
The Purchase Agreement contains certain termination rights for Arcosa and Buyer, including the right to terminate the Purchase Agreement if the Transaction has not been consummated by October 25, 2022 or, if certain permits have not been obtained by a subsidiary of the Company by such date, January 25, 2023 (unless a breach of the Purchase Agreement by the party seeking termination is the cause of the failure of the closing to occur on or prior to such date). Pursuant to the Purchase Agreement, the Sponsor delivered to Arcosa an equity commitment letter pursuant to which the Sponsor agreed to make an equity commitment to Buyer in connection with the Transaction, and a guarantee pursuant to which the Sponsor agreed to guarantee Buyer’s obligation to pay a $22,000,000 reverse termination fee if the Purchase Agreement is terminated by Arcosa in certain circumstances where Buyer fails to consummate the Transaction.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Purchase Agreement, which will be filed as an exhibit to Arcosa’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.
The Purchase Agreement will be included as an exhibit to Arcosa’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Arcosa, the Company or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Purchase Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures may include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Arcosa, the Company or any of their respective businesses, subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Arcosa’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and Arcosa that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.
Item 7.01     Regulation FD Disclosure.
On April 26, 2022, Arcosa issued a press release announcing the entry into the Purchase Agreement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing. Additionally, the submission of this Item 7.01 in this Current Report on Form 8-K is not an admission of the materiality of any information in this Item 7.01 of this report that is required to be disclosed solely by Regulation FD.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Arcosa, Inc. Press Release dated April 26, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcosa, Inc.
(Registrant)

April 26, 2022	By:	/s/ Gail M. Peck
Name: Gail M. Peck
Title: Chief Financial Officer